Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated for reference purposes as of February 15, 2012, and is entered into by and between SPT-LAKE ELSINORE HOLDING CO., LLC, (“Borrower”), and CARDINAL INVESTMENT PROPERTIES-RAMSGATE, L.P., a California limited partnership (“Lender”), with reference to the following facts:

RECITALS

A.                  Borrower is the owner of that certain real property located in the County of Riverside, State of California, and more particularly described in Exhibit “A” attached hereto (the “Property”).

B.                  Borrower proposes to borrow from Lender the sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00) (the “Loan”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                   Loan / Use of Proceeds. Borrower hereby agrees to borrow from Lender, and Lender hereby agrees to lend to Borrower, the sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00) (the “Loan”) in accordance with the terms and conditions set forth in the Loan Documents [as that term is defined in Section 3(a) below].

2.                   Loan Term/Extensions. The initial term of the Loan shall commence on the date upon which Lender makes the deposit of loan funds into Escrow as provided in Section 3(b) below (the “Disbursement Date”) and continues thereafter to the first anniversary of the Disbursement Date (the “Maturity Date”); provided, however, that Borrower may, at Borrower’s option, extend the Maturity Date as provided in Section 2 of the Note (as that term is defined below). Borrower authorizes Lender to date the Note as of the Disbursement Date.

3.                   Conditions to Funding Loan. Lender shall be under no obligation to fund the Loan or any portion thereof unless and until each of the following conditions has been satisfied or waived in writing by Lender, in Lender’s sole discretion.

a.                   Execution of Loan Documents. Each of the following (which, in addition to this Agreement, are collectively referred to herein as the “Loan Documents”) shall have been fully executed by the parties thereto, as needed, and delivered to Lender:

(1)                 Promissory Note Secured by Trust Deed evidencing the Loan (the “Note”);

(2)                 Deed Of Trust With Assignment of Rents (with Rider attached) encumbering the Property and securing repayment of the Loan (the “Trust Deed”);

(3)                 Security Agreement;

(4)                 UCC-1 Financing Statement in favor of Lender as “Secured Creditor” (execution by Borrower is not required); and

(5)                 Limited Recourse Guaranty in favor of Lender executed by individual guarantor William A. Shopoff.

b.                   Close of Escrow. First American Title Insurance Company (“Escrow Holder”) has notified Lender that, upon the deposit by Lender of that portion of the Loan proceeds equal to Seven Hundred Sixty Thousand and No/100 Dollars ($760,000.00) into Escrow for the benefit of Borrower, Escrow will be in position to close.

c.                    Issuance of Title Insurance. First American Title Insurance Company (the “Title Company”) has committed to issue to Lender at the closing of Escrow its ALTA Extended Coverage Loan Policy (2006) (the “Title Policy”) in the face amount of the Loan assuring that the Trust Deed, when recorded, will constitute a first lien against the Property, subject only to (i) applicable non-delinquent general and special real property taxes, and (ii) to those certain exceptions to title coverage described as items 19 through 30, in that certain Preliminary Report dated January 18, 2012, and issued by Title Company as Order No. NHSC-3943026(18) and such endorsements as Lender may require.

d.                   No Default. Borrower shall not be in default under the Loan Documents and no default exists by Borrower.

4.                   Pre-Payment/Minimum Interest. Borrower hereby acknowledges that the Loan may be prepaid in whole or in part without penalty before the Maturity Date. Borrower also hereby acknowledges that in no event shall the total cumulative interest payable with respect to the Loan be less than Seventy-Two and No/100 Dollars ($72,000.00) (the “Minimum Interest”), regardless of when the Loan is repaid.

5.                   Costs. Borrower shall reimburse Lender, directly from Loan funds, for all third-party costs and fees incurred by Lender in making the Loan, including, but not limited to, Lender’s attorneys fees, title company charges and recording fees; provided that the maximum amount of such reimbursement for Lender’s attorneys fees shall be Ten Thousand and No/100 Dollars ($10,000.00).

6.                   Authorization of Parties. Each party represents and warrants that (i) this Agreement has been duly and validly authorized, executed and delivered by such party, (ii) no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by such party, and (iii) no consents or waivers of or by any third party are necessary to permit the consummation of the transactions contemplated pursuant to this Agreement by such party.

7.                   Loan Arranged by Broker. The parties acknowledge and agree that the Loan has been jointly arranged by R. Jeffrey Spindler, Park Place Partners Capital, Inc., a licensed California real estate broker (License No. 00775023) (the “Broker”).

8.                   Access to Records. Lender and Lender’s appointed representatives, upon forty-eight business hours notice, shall have access at reasonable hours to the books, records and financial statements of Borrower related to the Property.

9.                   Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns.

10.                Governing Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of California.

11.                Service Fee and Costs. Borrower hereby acknowledges that Borrower is obligated to pay a one-time Loan initiation, management and service charge in the amount of Forty Thousand and No/100 Dollars ($40,000.00) (the “Service Fee”). The Service Fee shall be deemed earned upon the funding of the Loan, and shall be payable to Lender from Loan proceeds at the initial Loan funding.

12.                Attorneys’ Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or any of the Loan Documents, or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to a reasonable sum as and for their or his or its attorneys fees and legal costs in connection with such dispute.

13.                Amendment. This Agreement may only be amended by the written consent of all of the parties to this Agreement at the time of such amendment.

14.                Notices. Any notice to Lender under this Agreement shall be in writing and shall be considered given when delivered by personal service or three (3) business days after placement in the U.S. mails, certified or registered mail, postage prepaid, addressed to Lender: c/o Cardinal Development, 375 Bristol Street, Suite 50, Costa Mesa, California 92626, Attention: David J. Seidner, or such other address as Lender may designate by written notice to Borrower. Any notice to Borrower under this Note shall be in writing and shall be considered given three (3) business days after placement in the U.S. mails, certified or registered mail, postage prepaid, addressed to Borrower: c/o Shopoff Advisors, L.P., 2 Park Plaza, Irvine, California 92614, Attention William A. Shopoff, or such other address as Borrower may designate by written notice to Lender.

15.                Counterparts/Facsimile Signature. This Agreement maybe executed in counterparts, each of which shall be deemed to be an original of this Agreement, but such counterparts, when taken together, shall constitute but one agreement. If this Agreement is so executed by one (1) or more parties in counterpart, the pages bearing the signatures of such parties may be transmitted to the other parties by way of facsimile, which transmission shall be deemed the same as delivered hereunder of original signatures.

16.                Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any prior or current written or oral agreement between said parties concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter contained in this Agreement which have not been fully expressed herein, other than those set forth in the other Loan documents executed concurrently herewith..

17.                Further Assurances. Each of the parties hereto hereby agrees to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

18.                Unenforceable Provisions. In the event that any provision of this Agreement shall be unenforceable or inoperative as a matter of law, the remaining provisions shall remain in full force and effect.

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IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the date first above written.

LENDER:

CARDINAL INVESTMENT PROPERTIES – RAMSGATE, L.P.,
a California limited partnership

By:	Cardinal Investment Properties, LLC, a
California limited liability company,
General Partner

	By:	/s/ David J. Seidner
David J. Seidner, General Manager

BORROWER:

SPT-LAKE ELSINORE HOLDING CO., LLC,

a Delaware limited liability company

By:	Shopoff Partners, L.P., a Delaware
limited partnership, sole member

By:	Shopoff General Partner, LLC, a
Delaware limited liability company,
general partner

By:	Shopoff Properties Trust, Inc.,
a Maryland corporation, manager

By:	/s/ William A. Shopoff
William A. Shopoff, President and CEO